UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 2, 2014

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on June 2, 2014 (the “Meeting”). Of the 613,806,986 shares of common stock outstanding as of April 8, 2014, the record date, 561,628,114 shares were represented at the Meeting, in person or by proxy, constituting 91.50% of the outstanding shares entitled to vote. The proposals considered at the Meeting are described in detail in the Company’s 2014 Proxy Statement. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below:

1. Elect the following eight directors, to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Marc Benioff	510,338,105	10,858,366	2,967,907	37,463,736
Keith Block	516,709,438	5,186,814	2,268,126	37,463,736
Craig Conway	511,973,679	9,913,446	2,277,253	37,463,736
Alan Hassenfeld	515,246,097	6,641,701	2,276,580	37,463,736
Colin Powell	518,467,627	3,430,097	2,266,654	37,463,736
John V. Roos	516,348,263	5,537,735	2,278,380	37,463,736
Lawrence Tomlinson	513,445,175	8,439,792	2,279,411	37,463,736
Robin Washington	520,160,329	1,713,807	2,290,242	37,463,736

2. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015:

For	Against	Abstain	Broker Non-Votes
526,163,406	32,611,229	2,853,479	0

3. Approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s 2014 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
394,969,158	126,841,316	2,353,904	37,463,736

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2014	salesforce.com, inc.

/s/ Burke F. Norton
Burke F. Norton Executive Vice President and Chief Legal Officer